                                                  EXHIBIT (10)(m)


















                 NEW ENGLAND ELECTRIC COMPANIES'

                    DEFERRED COMPENSATION PLAN





















                         Executed June 15-18, 1979
                         Amended October 12, 1982
                         Amended July 31, 1984
                         Amended May 13, 1985
                         Amended December 8, 1986
                         Amended November 24, 1992
                         Amended January 1, 1995

                        TABLE OF CONTENTS
                        -----------------
                                                             Page
                                                               ----

I.   PURPOSE . . . . . . . . . . . . . . . . . . . . . . . . . .1

II.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . .1
     2.01   Account Balance. . . . . . . . . . . . . . . . . . .1
     2.02   Actuarial Value. . . . . . . . . . . . . . . . . . .2
     2.03   Beneficial Owner . . . . . . . . . . . . . . . . . .2
     2.04   Beneficiary. . . . . . . . . . . . . . . . . . . . .2
     2.05   Benefits Committee . . . . . . . . . . . . . . . . .2
     2.06   Board. . . . . . . . . . . . . . . . . . . . . . . .2
     2.07   Change in Control. . . . . . . . . . . . . . . . . .2
     2.08   Compensation . . . . . . . . . . . . . . . . . . . .3
     2.09   Compensation Committee . . . . . . . . . . . . . . .4
     2.10   Deferred Compensation. . . . . . . . . . . . . . . .4
     2.11   Deferred Compensation Account. . . . . . . . . . . .4
     2.12   Deferral Plan. . . . . . . . . . . . . . . . . . . .4
     2.13   Deferral Period. . . . . . . . . . . . . . . . . . .4
     2.14   Deferral Unit. . . . . . . . . . . . . . . . . . . .5
     2.15   Employer . . . . . . . . . . . . . . . . . . . . . .5
     2.16   Employer Outlay. . . . . . . . . . . . . . . . . . .5
     2.17   Executive Officers . . . . . . . . . . . . . . . . .6
     2.18   Incentive Compensation . . . . . . . . . . . . . . .6
     2.19   Incentive Plan . . . . . . . . . . . . . . . . . . .6
     2.20   Insurance Eligible Account . . . . . . . . . . . . .6
     2.21   Interest . . . . . . . . . . . . . . . . . . . . . .6
     2.22   A Major Transaction. . . . . . . . . . . . . . . . .6
     2.23   New England Electric System. . . . . . . . . . . . .8
     2.24   Option I Deferral. . . . . . . . . . . . . . . . . .8
     2.25   Option II Deferral . . . . . . . . . . . . . . . . .8
     2.26   Participant. . . . . . . . . . . . . . . . . . . . .8
     2.27   Person . . . . . . . . . . . . . . . . . . . . . . .9
     2.28   Plan Year. . . . . . . . . . . . . . . . . . . . . .9
     2.29   Occupation . . . . . . . . . . . . . . . . . . . . .9
     2.30   Qualified Plan . . . . . . . . . . . . . . . . . . .9
     2.31   Retirement . . . . . . . . . . . . . . . . . . . . 10
     2.32   Subsidiary . . . . . . . . . . . . . . . . . . . . 10
     2.33   Termination of Service . . . . . . . . . . . . . . 10
     2.34   Totally Disabled . . . . . . . . . . . . . . . . . 11
     2.35   Waiting Period . . . . . . . . . . . . . . . . . . 11

III. ADMINISTRATION. . . . . . . . . . . . . . . . . . . . . . 11
     3.01   Benefits Committee . . . . . . . . . . . . . . . . 11
     3.02   Liability for Acts . . . . . . . . . . . . . . . . 11
     3.03   Minors, Etc. . . . . . . . . . . . . . . . . . . . 12
     3.04   Proof. . . . . . . . . . . . . . . . . . . . . . . 12
     3.05   Denied Claims. . . . . . . . . . . . . . . . . . . 12
     3.06   Participant List . . . . . . . . . . . . . . . . . 14

                       TABLE OF CONTENTS
                          (continued)
                       -----------------


IV.  OPERATION OF THE PLAN . . . . . . . . . . . . . . . . . . 14
     4.01   Deferral Election. . . . . . . . . . . . . . . . . 14
     4.02   Time of Election . . . . . . . . . . . . . . . . . 15
     4.03   Deferred Compensation Accounts . . . . . . . . . . 16
            A.      Interest Credited. . . . . . . . . . . . . 16
            B.      Deferral Units . . . . . . . . . . . . . . 17
            C.      No Further Deferral Units. . . . . . . . . 18
     4.04   Cancellation of Deferral Units . . . . . . . . . . 19
     4.05   Account Balance Benefits . . . . . . . . . . . . . 19
            A.      Normal Form. . . . . . . . . . . . . . . . 20
            B.      Death Benefit. . . . . . . . . . . . . . . 20
            C.      Inactive Accounts. . . . . . . . . . . . . 20
            D.      Acceleration of Payments . . . . . . . . . 20
     4.06   Deferral Unit Benefits . . . . . . . . . . . . . . 21
            A.      Death Benefit. . . . . . . . . . . . . . . 21
            B.      Disability . . . . . . . . . . . . . . . . 23
            C.      Retirement Income. . . . . . . . . . . . . 23
            D.      Split-Dollar Option. . . . . . . . . . . . 24
            E.      Conversion . . . . . . . . . . . . . . . . 26
            F.      Limitations on Benefits. . . . . . . . . . 26
            G.      Lump Sum Payments. . . . . . . . . . . . . 27
     4.07   Hardship Payments. . . . . . . . . . . . . . . . . 27
     4.08   No Segregation of Assets . . . . . . . . . . . . . 28
     4.09   Dissolution or Merger of Employer. . . . . . . . . 28
     4.10   Failure of Payments. . . . . . . . . . . . . . . . 29
     4.11   Participant Cooperation. . . . . . . . . . . . . . 30

V.   AMENDMENT OR TERMINATION. . . . . . . . . . . . . . . . . 30
     5.01   Right to Amend or Terminate. . . . . . . . . . . . 30
     5.02   Annual Report. . . . . . . . . . . . . . . . . . . 31

VI.  GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . 31
     6.01   Nonalienation of Benefits. . . . . . . . . . . . . 31
     6.02   No Implied Rights. . . . . . . . . . . . . . . . . 32
     6.03   Effectuation of Interest . . . . . . . . . . . . . 32
     6.04   Copy of Plan . . . . . . . . . . . . . . . . . . . 32
     6.05   Headings . . . . . . . . . . . . . . . . . . . . . 32
     6.06   Gender and Number. . . . . . . . . . . . . . . . . 33
     6.07   Separability . . . . . . . . . . . . . . . . . . . 33
     6.08   Applicability. . . . . . . . . . . . . . . . . . . 33
     6.09   Governing Law. . . . . . . . . . . . . . . . . . . 33
     6.10   Effective Date . . . . . . . . . . . . . . . . . . 33

SIGNATURE

                 NEW ENGLAND ELECTRIC COMPANIES'

                    DEFERRED COMPENSATION PLAN
                   ---------------------------


I.   PURPOSE
     -------

     The purpose of the Deferral Plan (the Plan) is to enable executives to better plan the timing of receipt of income by deferring cash compensation, in accordance with federal tax statutes. The Plan was first executed in June of 1979, and has been amended on several occasions since..

II.  DEFINITIONS
     -----------

     2.01 Account Balance means the amount deferred by the Participant and Interest thereon, all as provided in Subsection
4.03(A), less any payments or reductions made in accordance with Sections 4.04 and 4.07.

     2.02 Actuarial Value will be established using the most recent assumptions established by the Benefits Committee for the Qualified Plan.

     2.03 Beneficial Owner shall have the meaning defined in Rule 13d-3 under the Securities Exchange Act of 1934.

     2.04 Beneficiary means any person designated in writing by a Participant (which designation may be changed from time to time) to receive benefits under the Plan payable upon death of the Participant. Unless otherwise designated, the Beneficiary will be the beneficiary under the Qualified Plan.

     2.05 Benefits Committee means the Benefits Committee established in accordance with the Qualified Plan.

     2.06   Board means the Board of Directors of New England
Electric System.

     2.07 Change in Control occurs when the conditions set forth in either of the following paragraphs shall have been satisfied:

     (a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of New England Electric System (not including in the securities beneficially owned by such Person any securities acquired directly from New England Electric System or its affiliates) representing 20% or more of the combined voting power of New England Electric System's then outstanding securities; or

     (b) during any period of not more than two consecutive years after January 1, 1995, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with New England Electric System to effect a transaction described in clause (i) of this paragraph) whose election by the Board or nomination for election by New England Electric System's shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved or recommended, cease for any reason to constitute a majority of the Board.

     2.08   Compensation means
     (a) the monthly base pay (including any amount deferred hereunder) of a Participant,
     (b)    any Incentive Compensation,
     (c) any bonuses established for those officers of New England Electric System who would have been eligible to participate in the Incentive Plan if they had not been required to provide advice in connection with the administration thereof, and

     (d) any other bonuses specifically designated by the Employer at the time of the award as being deferred under the terms of this Plan.

     2.09   Compensation Committee means the Compensation
Committee of the Board.

     2.10 Deferred Compensation means the Compensation of a Participant deferred in accordance with the terms of this Plan.

     2.11 Deferred Compensation Account means the special memorandum account established for a Participant on the books of his Employer pursuant to Section 4.03.

     2.12   Deferral Plan means the provisions of New England
Electric Companies' Deferred Compensation Plan as in effect prior to May 3, 1985.

     2.13 Deferral Period means a four consecutive year period over which a Participant has elected to defer a minimum of $5,000 under Deferral Option II, commencing with the date on which the related Deferral Unit was established.

     2.14 Deferral Unit means an investment unit established as provided in Subsection 4.03(B).

     2.15   Employer is the company within the New England
Electric System holding company system which pays the base pay or director's fees of the Participant.

     2.16 Employer Outlay with respect to a Deferral Unit is equal to the result of (a) plus (b) plus (c) less (d) below, all accumulated at 6% per annum:
     (a) the first four premiums on the related insurance policy multiplied by the Employers' tax rate at the time of payment;
     (b) interest paid by the Employer on policy loans, multiplied by one minus the Employers' marginal tax rate at the time of payment, less borrowings from the policy, if any, made to reimburse the Employer therefor;
     (c) benefits paid under the Plan to the Participant by the Employer, multiplied by one minus the Employers' marginal tax rate at the time of payment, less borrowings from the policy, if any, made to reimburse the Employer therefor;
     (d) any other amounts borrowed by the Employer from the policy except amounts borrowed to pay premiums.

     2.17   Executive Officers means the Chairman, any Vice
Chairman, the President, any Vice President, the Treasurer, and the Secretary of the New England Electric System.

     2.18 Incentive Compensation means awards made under the Incentive Plan.

     2.19   Incentive Plan means the New England Electric
Companies Incentive Compensation Plan.

     2.20   Insurance Eligible Account means the Deferred
Compensation Account of an individual who is qualified for life insurance on the date of establishment of the Deferral Unit in question.

     2.21   Interest means the factor described in Subsection
4.03(A).

     2.22 A Major Transaction shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

     (a) the shareholders of New England Electric System approve a merger or consolidation with any corporation or business trust, other than (i) a merger or consolidation which would result in the individuals who prior to such merger or consolidation constitute the Board constituting at least two-thirds of the board of directors of New England Electric System or the surviving or succeeding entity immediately after such merger or consolidation, or
            (ii) a merger or consolidation effected to implement a recapitalization (or similar trasaction) in which no Person acquires more than 20% of the combined voting power of New England Electric System's then outstanding securities;
     (b) the shareholders of New England Electric System approve a plan of complete liquidation thereof; or
     (c) the shareholder of New England Electric System approve an agreement for the sale or disposition of all or substantially all of New England Electric System's assets, other than a sale or disposition which would result in the individuals who prior to such sale or disposition constitute the Board constituting at least two-thirds of the board of directors of the Person purchasing such assets immediately after such sale or disposition.

     2.23 New England Electric System means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of The Commonwealth of Massachusetts. Any agreement, obligation, or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer, or agent thereof assumes or shall be held to any liability therefor.

     2.24 Option I Deferral means any deferral except one made in accordance with Subsection 4.01(B). If a Participant is combining an election under Subsection 4.01(A) with an election under 4.01(B), the excess of the 4.01(A) deferral over the 4.01(B) deferral will be treated as an Option I Deferral.

     2.25 Option II Deferral means a deferral made in accordance with Subsection 4.01(B).

     2.26   Participant means:
     (a)    Executive officers;
     (b)    other participants in the Incentive Plan; and
     (c) other employees of the New England Electric companies who are in a position to make significant contributions to the longer term financial objectives of the New England Electric System and whose participation in this Plan is authorized by the Compensation Committee.

     2.27 Person shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (i) New England Electric System or any subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of New England Electric System or any subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of New England Electric System in substantially the same proportions as their ownership of shares of New England Electric System.

     2.28   Plan Year means a calendar year.

     2.29 Occupation means, during the first 24 months of total disability, the Participant's occupation at the time the disability began. After that period, Occupation means any occupation for which the Participant is or becomes reasonably fitted by education, training, or experience.

     2.30   Qualified Plan means the New England Electric System
Companies' Final Average Pay Pension Plan I.

     2.31 Retirement means the date on which a Participant commences receiving retirement income payments under this Plan.

Such payment will normally commence on the first business day of the month after which the Participant reaches age 70 1/2; however, a Participant may, at any time on or after Termination of Service, apply in writing to the Benefits Committee for approval of an earlier commencement. The decision whether to allow such earlier commencement shall be in the sole discretion of the Benefits Committee.
     Retirement under this Plan is not contingent upon retirement under the Qualified Plan or any other plan maintained by the Employer.

     2.32 Subsidiary means a company five per centum or more of whose outstanding voting securities are owned, controlled, or held with power to vote, directly or indirectly, by New England
Electric System or any subsidiary thereof.

     2.33 Termination of Service shall occur when the Participant is neither (i) employed by a Subsidiary nor (ii) a member of the board of directors of New England Electric System or any Subsidiary.

     2.34 Totally Disabled means the Participant is in a condition that totally and continuously prevents him, for at least 180 consecutive days, from engaging in an occupation for compensation or profit.

     2.35 Waiting Period means 180 days after the Participant becomes Totally Disabled.

III. ADMINISTRATION
     --------------
     3.01 Benefits Committee. This Plan shall be administered by the Benefits Committee, and interpretations of the Plan by the Benefits Committee shall be final and binding on all parties.

     3.02 Liability for Acts. Neither the Compensation Committee, the Benefits Committee, nor the Employers, nor the members, officers, directors, agents, or employees of any of the foregoing shall be liable for any error of omission or commission unless such error results from its, his, or her own gross negligence, willful misconduct, or lack of good faith; nor shall any such party be liable for any act of gross negligence, willful misconduct, or lack of good faith of any other such party.

     3.03 Minors, Etc. If a minor, person declared incompetent, or person incapable of handling the disposition of his property is entitled to receive a benefit, make an application, or make an election hereunder, the Benefits Committee may direct that such benefits be paid to, or such application or election be made by, the guardian, legal representative, or person having the care and custody of such minor, incompetent, or incapable person. Any payment made, application allowed, or election implemented in accordance with this Section shall completely discharge the Plan, the Compensation Committee, and the Benefits Committee from all liability with respect thereto.

     3.04 Proof. The Benefits Committee may require proof of the death, total disability, incompetency, minority, or incapacity of any Participant or Beneficiary, and of the right of a person to receive any benefit or make any application or election.

     3.05 Denied Claims. The procedures when a claim under this Plan is denied are as follows:

     (A)    The Benefits Committee shall:
            (i) notify the claimant within a reasonable time of such denial, setting forth the specific reasons therefor; and
            (ii) afford the claimant a reasonable opportunity for a review of the decision.

     (B) The notice of such denial shall set forth, in addition to the specific reasons for the denial, the following:

          (i) identification of pertinent provisions of this Plan;
         (ii) such additional information as may be relevant to denial of claim; and
         (iii) an explanation of the claims review procedure; and advice that the claimant may request an opportunity to submit a statement of issues and comments.

     (C) Within sixty days following advice of denial of a claim, upon request made by the claimant, the Benefits Committee shall take appropriate steps to review its decision in light of any further information or comments submitted by the claimant. The Benefits Committee may hold a hearing at which the claimant may present the basis of any claim for review.

     (D) The Benefits Committee shall render a decision within a reasonable time (not in excess of 120 days) after the claimant's request for review and shall advise the claimant in writing of its decision, specifying the reasons and identifying the appropriate provisions of this Plan.

     (E) The Benefits Committee shall report to the Compensation Committee any denials of claims, requests for review, and actions taken in response to such requests. The
Compensation Committee may review such denials and actions and may affirm, modify, or reverse same.

     3.06 Participant List. The Chief Executive Officer shall be responsible for maintaining an up-to-date list of the Participants with copies to Compensation Committee and Benefits
Committee members.

IV.  OPERATION OF THE PLAN

     4.01 Deferral Election. A Participant may elect to defer compensation as follows:

     (A)    A Participant may elect to have his 2.05(a)
            Compensation (excluding any increase thereof after
            the commencement of the year) reduced by any
            percentage - not exceeding 15 percent.(*)
     (B)    A Participant may elect to have his 2.05(a)
            Compensation reduced by a fixed dollar amount of at
            least $5,000 per Plan year for a period of four
            consecutive years - not exceeding 15%.(*)
_____________________

     (*)    If Subsection 4.01(A) and 4.01(B) elections are
combined, the deferral shall be for the greater of the two amounts, but not in excess of 15 percent of the Participant's
2.04(a) Compensation at the time the election is made.

     (C) A Participant may elect to defer any percentage of any increase, not yet then effective, in his 2.05(a)
            Compensation over that for the preceding December.

     (D) A Participant may elect to defer any percentage or dollar amount of his Incentive Compensation.

     (E) A Participant may elect to defer any percentage or dollar amount of his 2.05(c) Compensation.

     These elections are not exclusive and a Participant may elect one, or any combination thereof.

     4.02 Time of Election. Elections for deferrals under Subsections 4.01(A), (B), and (C) shall be made prior to commencement of the Plan Year in which the Compensation is to be earned. Elections for deferrals under Subsections 4.01(D) and
(E) shall be made prior to the Plan Year, the performance in which is rewarded by the Incentive Compensation or bonus. If any individual becomes a Participant or qualifies for a new form of bonus during a Plan Year, he may, at that time, elect prior to receipt of the 2.05(a) Compensation or award of the 2.05(b) or
(c) bonus to defer Compensation received or earned in that or a succeeding Plan Year.

     An election once made shall be effective for each succeeding year until a superseding election is made or until it is cancelled. Option II Deferrals can not be superseded during the related Deferral Period other than as provided in Sections 4.04 and 4.07. For Option II Deferrals, after completion of the related Deferral Period, a new Deferral Period and a new Deferral Unit will commence for the same fixed amount. Any superseding election shall be effective for each Plan Year subsequent to the year in which it was made.

     4.03 Deferred Compensation Accounts. The Deferred Compensation Account for each Participant shall continue to reflect amounts deferred under the prior provisions of the Incentive Plan and the Deferral Plan. The Deferred Compensation Account for each Participant shall be credited with an amount of Deferred Compensation as of the date the equivalent cash payment would otherwise have been made.

     A. Interest Credited. All Deferred Compensation Accounts shall be increased by a factor (the Interest) as follows: As of the last day of each Plan Year, the Employer shall credit to each such Deferred Compensation Account interest on the balance in such account computed with regard to the amount of time during the Plan Year that such amount has been credited to such account. The rate of interest shall be the twelve-month average for the Plan Year of the monthly base rates on prime corporate loans at the principal office of The First National Bank of Boston in effect on the last day of each month.

     B. Deferral Units. All Deferred Compensation Accounts which are Insurance Eligible shall have Deferral Units credited to them as follows: When, on the first day of January, April, July, or October, the Account Balance is $17,500 or more (exclusive of Option II Deferrals and prior Deferral Units) the Employer shall designate a life insurance policy on the life of the Participant that shall serve as a measure of the Employer's obligation to pay deferred compensation to such Participant under this Plan. For this purpose it shall be assumed that the entire amount of the Account available on such date is applied toward the premium required by such policy. The Employer may actually purchase such policy but shall not be required to do so. If a policy is purchased by the Employer neither the Participant whose life is insured nor his Beneficiary shall own any interest whatever in such policy. The Employer shall have the right, without the Participant's consent, at any time and from time to time, to obtain a loan against the policy from the issuer or to effect a collateral assignment of its interest in the policy to any other party. The Employer may not, however, obtain loans against any policy for which a split-dollar option is in effect, if such loans would cause the amount representing the interest of the Participant to be reduced. Neither any failure, insolvency, bankruptcy, nor liquidation of an insurance company whose policy is used as a measure nor any failure of payment on, or failure, insolvency, bankruptcy, or liquidation of the insurance company issuing, any insurance purchased by the Employer shall excuse the Employer or New England Electric System from its obligations hereunder. References in this Plan to insurance policies, for example, in Section 2.13, may be satisfied by calculations as to the effect which hypothetical transactions in the designated insurance policies would produce. For administrative convenience the Employer may establish multiple Deferral Units - with multiple insurance policies - for a Participant's deferrals under the prior provisions of the Incentive Plan and the Deferral Plan.

     Each Option II Deferral shall constitute a Deferral Unit.
The Employer shall designate a life insurance policy on the life of the Participant, the annual premium to be equal to the fixed amount committed for each year of the Deferral Period.

     Each Deferral Unit will provide death benefits, retirement income, and disability income as described in Section 4.06.

     C. No Further Deferral Units. No Deferral Unit will be established after October 2, 1986.

     4.04 Cancellation of Deferral Units. Prior to Retirement, a Participant who has Deferral Units may apply in writing to the Benefits Committee for cancellation of some or all of his Deferral Units. The decision to allow such cancellation shall be in the sole discretion of the Benefits Committee. At Retirement the Participant's Account Balance shall be reduced by the amount of that portion of the Account Balance related to uncancelled Deferral Units.

     Any Option II Deferral Unit for which the Deferral Period has not been completed at the Termination of Service will be cancelled; however, the Participant will retain the related portion of the Account Balance.

     Any Option II Deferral Unit for which the Deferral Period has not been completed at the time the Participant becomes Totally Disabled and is no longer receiving 2.05(a) Compensation shall be continued in force; however, if the Participant has converted the disability benefits thereof in accordance with Subsection 4.06(E), the benefits associated with said Unit will be reduced to the same proportion as the related Compensation deferred by the Participant bears to $20,000.

     4.05 Account Balance Benefits. Payments of the portion of the Account Balance not related to uncancelled Deferral Units shall be as follows:

     A. Normal Form. A Participant's full Account Balance not related to uncancelled Deferral Units shall be paid to him in a lump sum on Retirement; provided, however, the Account Balance related to deferrals made after October 2, 1986, shall be paid in ten annual payments commencing at Retirement.

     A Participant may, at any time on or after Termination of Service, apply in writing to the Benefits Committee for approval of acceleration of this payment or any portion thereof. The decision whether to allow such acceleration shall be in the sole discretion of the Benefits Committee.

     B. Death Benefit. Upon the death of a Participant any portion of the Account Balance not related to uncancelled
Deferral Units shall be paid, as soon as practicable, in a lump sum to the Participant's Beneficiary.

     C.     Inactive Accounts.  A Participant's full Account
Balance not related to uncancelled Deferral Units shall be paid to him in a lump sum as soon as practicable after January 2,

1987, if he does not have an effective deferral election, other than for an Option II Deferral, on said date.

     D. Acceleration of Payments. A Participant may, at any time after either a Change in Control or a Major Transaction, and when the Participant has had a Termination of Employment, either before or after such event, require the acceleration of payments under subsection 4.05(A).

     4.06   Deferral Unit Benefits.  Benefits for uncancelled
Deferral Units will be as follows:

     A. Death Benefit. A death benefit, as described below, will be paid to the Participant's Beneficiary.

     If the Participant dies prior to Retirement, his Beneficiary will be paid a lump sum equal to the greater of (i) the death benefit of the insurance policy (net of loans) less the Employer Outlay, divided by one minus the Employers' marginal tax rate at the time of payment or (ii) that portion of the Account Balance relating to the Deferral Unit.

     If the Participant dies after Retirement, his Beneficiary will be paid a lump sum equal to the death benefit of the insurance policy (net of loans) less the Employer Outlay, divided by one minus the Employers' tax rate at the time of payment.

     B. Disability. A Participant who prior to age 60 becomes Totally Disabled for 180 days or more will be paid during the continuation of such disability until Retirement or age 65, whichever comes first, a monthly benefit commencing in the month following the Waiting Period.

     For an Option I Deferral Unit the monthly disability benefit will be equal to 2.25% of the initial amount of the Deferral Unit divided by one minus the Employer's marginal tax rate at the time of payment.

     For an Option II Deferral Unit the monthly disability benefit will be equal to one-twelfth of the initial amount (first deferral) of the Deferral Unit divided by one minus the Employer's marginal tax rate at the time of payment.

     C. Retirement Income. Annual payments will be made for the lifetime of the Participant beginning on his Retirement. On or before Retirement a Participant may elect for all of his Deferral Units one of the following:
     (i)    a level annual retirement income payment; or

     (ii) an annually increasing retirement income payment. The Benefits Committee will, from time to time, establish the rate of increase, if any, for such payments, after consideration of the investment performance of the insurance policy and the Employers' then tax rate.

     Under either election there will be a lump sum death benefit to the Beneficiary. The respective combinations of the retirement income election selected and the death benefit provided under Subsection 4.06(A) shall produce actuarially equivalent amounts.

     The level retirement payment - and the initial payment for an increasing retirement payment - will be based upon the initial amount of the Deferral Unit with reference to an investment index (not less than Interest). The Benefits Committee will determine the investment index for each Deferral Unit when established.

     The retirement income payments for a Deferral Unit may not commence until at least 48 months after the establishment of that Deferral Unit.

     D. Split-Dollar Option. If in fact a life insurance policy has been purchased on the life of a Participant, that Participant may, in accordance with such procedures as may be approved by the Chairman of the Benefits Committee, elect a split-dollar option to be effective until Termination of Service. The Employer shall endorse to the Participant the right under the policy (until Termination of Service) to designate a beneficiary for that portion of the policy equal to the death benefit of the policy (net of loans) less the Employer Outlay reduced as provided in Section 4.04, if applicable.

     The Employer will promptly pay all premiums on the policy when due. The Participant shall pay to the Employer, within fifteen days prior to the date each premium is due, an amount equal to the value, for Federal income tax purposes, of the "economic benefit" of the life insurance protection he then enjoys.

     The Participant shall have the right to make an absolute assignment of his entire interest, or any portion thereof, under the policy at any time to any person or persons. Upon delivery of a signed copy of such assignment to the Employer, all, or such portion, of the rights, obligations, and duties of the Participant under this Subsection 4.06(D) shall pass to and be binding upon such assignee (including the right to make further assignments) and the Participant shall have no further interest whatsoever in the policy, or such portions.

     In the event the Participant fails to pay to the Employer an amount equal to the "economic benefit," the Participant's right to designate a beneficiary for the policy shall terminate and the obligations of the Employer under this subsection 4.06(D) shall cease. The Participant will, however, have the same rights under the Plan as he would have had had he not elected the split-dollar option.

     No other death benefits will be payable under the affected
Deferral Unit and the affected Deferral Unit is not subject to cancellation in accordance with Section 4.04, until Termination of Service.

     E. Conversion. Prior to age 60, a Participant may, consistent with such procedures as may be approved by the Chairman of the Benefits Committee, waive the disability benefits provided in Subsection 4.06(B) on a Deferral Unit by Deferral
Unit basis in return for an increase in the death benefits provided in Subsection 4.06(A).

     F. Limitations on Benefits. In the event of the Participant's suicide during the first 24 months after the establishment of a Deferral Unit or if the Participant makes any material misstatement of information or nondisclosure of medical history, the Benefits Committee may in its sole discretion cancel the affected Deferral Unit; however, the Participant will retain that portion of the Account Balance related thereto.

     G. Lump Sum Payments. A Participant may, at any time after either a Change in Control or a Major Transaction, and when the Participant has had a Termination of Employment, either before or after such event, elect to receive, in lieu of any future benefits hereunder, a lump sum payment equal to the Actuarial Value of the maximum value of said future benefits, less 10%.

     4.07 Hardship Payments. Prior to a Participant's Termination of Service, the Benefits Committee shall have the power and discretion to make a payment to such Participant from his Deferred Compensation Account at any time if the Benefits Committee determines that the Participant is suffering from a serious financial emergency resulting from circumstances beyond the Participant's control which would cause a hardship to the Participant unless such payment was made. Payments will be made first from any amounts not in Deferral Units, second from any amounts in Option II Deferral Units for which the Deferral Period is not yet complete, and third from other Deferral Units. Benefits otherwise payable from a partially liquidated Deferral

Unit shall then be actuarially adjusted for the payment made. No payments will be made on account of Deferral Units for which a split-dollar option has been elected under Subsection 4.06(D).

     Any such hardship payment will be in a lump sum and will not exceed the lesser of (i) the amount necessary to satisfy the hardship situation or (ii) the Account Balance.

     4.08 No Segregation of Assets. The Employer shall not be required to set aside or segregate any assets of any kind to meet any obligations under this Plan. All obligations of the Employer shall be reflected by bookkeeping entries only. The Participants shall have no rights under this Plan to any specific assets of the Employer and ownership of any insurance policies relating to Deferral Units shall remain with the Employer. The rights of the Participants under this Plan shall be those of a general, unsecured creditor of the Employer. Except as provided in Subsection 4.06(D) a Participant shall not have the right to commute, sell, assign, transfer, or otherwise convey the right to receive any payments under this Plan, which payments and the right thereto shall be nonassignable and nontransferable, whether voluntarily or involuntarily.

     4.09 Dissolution or Merger of Employer. In the event of dissolution, liquidation, or winding up of the business of the Employer, whether voluntary or involuntary, the Account Balance

(exclusive of that portion associated with Deferral Units) shall be paid, at the time of such event, in a lump sum to the Participant and policies equivalent to Deferral Units shall be purchased for and/or assigned to the Participant. In the event of merger or consolidation of the Employer into another entity, the Account Balance (exclusive of that portion associated with Deferral Units) shall be paid, at the time of such event, in a lump sum to the Participant and policies equivalent to those relating to Deferral Units shall be purchased for and/or assigned to the Participant unless the Compensation Committee determines that the Participant's rights under the Plan continue after such merger or consolidation.

     4.10 Failure of Payments. Any provision of this Plan to the contrary notwithstanding, if (i) an Employer shall fail to make any payment to any Participant when due under this Plan or
(ii) any employer or company shall fail to make any payments to any Participant due under either of the New England Electric Companies' Executive Supplemental Retirement Plan or the New England Electric System Companies Retirement Supplement Plan, each Participant will be paid immediately as a lump sum his full Account Balance (exclusive of that portion associated with Deferral Units) and policies equivalent to those relating to Deferral Units shall be purchased for and/or assigned to the Participant. If any employer or company shall, in good faith, contest a claim by a participant under this Plan or any of the other above-listed plans, the failure to make the contested payment or payments shall not, for the purpose of this paragraph, be a failure to make a payment.
     If the Employer does not make the aforesaid payment or assign the insurance policies, New England Electric System will make the payment and/or purchase and assign equivalent insurance policies for the account of the Employer.

     4.11 Participant Cooperation. The Participant for whom a Deferral Unit is or may be established is expected to cooperate with the Employer by furnishing any and all information requested by the Employer, taking such physical examinations as the Employer may deem necessary, and taking such other actions as may be requested by the Employer. If a Participant declines to cooperate, he shall have no right thereafter to defer any Compensation hereunder.

V.   AMENDMENT OR TERMINATION
     ------------------------

     5.01 Right to Amend or Terminate. The Compensation Committee may amend or terminate this Plan at any time; provided, however, that no such action shall affect any right or obligation with respect to any Compensation previously earned; provided, further, that, if the Compensation Committee, in its sole discretion, determines that (a) changes in Federal income tax statutes, rules, or regulations, (b) changes in the Federal tax rate paid by the Employers, or (c) the application or potential application to the Plan of Section 406 of Title I of the Employee Retirement Income Security Act of 1974 make it advisable, existing Deferral Units may be modified or canceled; and provided further, no amendment or discontinuance in any manner adverse to a Participant with respect to benefit formula or optional form of payment may be made for three years following a Change in Control or a Major Transaction. No such modification or cancellation shall affect any Participant's Account Balance. No such modification may reduce the then established retirement income or death benefit of a Participant who has had a Termination of Service, but it may reduce or eliminate any subsequent increases in either or both.

     5.02 Annual Report. The Chairman of the Benefits Committee shall annually prepare a report to the Compensation Committee of any changes in Federal income tax statutes, rules, or regulations and the Federal income tax rate paid by the Employers insofar as they may impact the operation of this Plan.

VI.  GENERAL PROVISIONS
--------------
     6.01 Nonalienation of Benefits. To the fullest extent permitted by law, no benefit under this Plan, nor any other interest hereunder of any Participant or Beneficiary, may be assigned or alienated.

     6.02 No Implied Rights. Neither this Plan nor the making of payments or purchases of insurance by an Employer shall be construed to create any obligation upon an Employer to continue the Plan or to continue purchases of insurance or to give any present or future employee any right to continued employment.

     6.03 Effectuation of Interest. In the event it should become impossible for the Employers, the Compensation Committee, or the Benefits Committee to perform any act required by the Plan, the Employers, the Compensation Committee, or the Benefits Committee may perform such other act as it in good faith determines will most nearly carry out the intent and purpose of the Plan.

     6.04 Copy of Plan. An executed copy of the Plan shall be available for inspection by Participants or other persons entitled to benefits under the Plan at reasonable times at the Personnel Offices of the Employers.

     6.05 Headings. The headings of articles and sections of the Plan are for convenience of reference only.

     6.06 Gender and Number. Unless the context requires otherwise, the singular shall include the plural; the masculine gender shall include the feminine; and such words as "herein", "hereinafter", "hereof", and "hereunder" shall refer to this instrument as a whole and not merely to the subdivision in which such words appear.

     6.07 Separability. If any term or provision of this Plan, as presently in effect or as amended from time to time, or the application thereof to any payments or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Plan and the application of such term or provision to payments or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term or provision of this Plan shall be valid and enforced to the fullest extent permitted by law.

     6.08 Applicability. All provisions of this Plan shall be uniformly applicable to all Participants.

     6.09 Governing Law. Except as otherwise required by law, this Plan and all matters arising thereunder shall be governed by the laws of The Commonwealth of Massachusetts.

     6.10   Effective Date.  This Amendment shall be effective
January 1, 1995.
Dated:

                              s/George M. Sage

                              __________________________________
                              Chairman
                              Pursuant to Vote of November 22,
                              1994, of the Compensation Committee